UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 14, 2014

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 14, 2014, Logitech International S.A. (“Logitech” or the “Company”) received a notification from the Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq has granted an exception to Nasdaq Listing Rule 5250(c)(1), extending the deadline until October 15, 2014 for the Company to file all delinquent periodic reports, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2014. On August 15, 2014, Logitech received an additional notification from Nasdaq as a result of the Company’s failure to file the Company’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2014 as required under Nasdaq’s Listing Rule 5250(c)(1). The Company issued a press release on August 17, 2014 disclosing its receipt of the notifications from Nasdaq pursuant to Nasdaq Listing Rule 5810(b). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A. on August 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Logitech International S.A.

/s/ Vincent Pilette
Vincent Pilette
Chief Financial Officer

August 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A. on August 17, 2014.